EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Investor Relations

Solebury Communications Group LLC
Duff Anderson
678.421.3800
danderson@soleburycomm.com

PRIMEDIA to Report Fourth Quarter and Full Year 2008 Results

ATLANTA (Feb. 25, 2009) – PRIMEDIA Inc. (NYSE: PRM), a leading provider of print, Internet and mobile solutions designed to enable consumers to find a place to live, today announced that the Company will release its fourth quarter and full year 2008 results before the market open on Thursday, March 12, 2009, to be followed by a conference call at 10:00 a.m. (Eastern Time).

Investors and interested parties may listen to a Webcast of the presentation by visiting the Company’s Web site at www.primedia.com under the Investor Relations section.

Via Phone

To participate in the call, please dial 1-800-762-8779 if you are in the U.S., or 1-480-248-5081 if you are outside the U.S. The conference ID is 4012540. You should dial in at least five minutes prior to the start of the call.

A recorded version will be available after the conference call at 1-800-406-7325 in the U.S., or 1-303-590-3030, if you are outside the U.S. The replay ID is 4012540. The recorded version will be available shortly after the completion of the call until midnight, Eastern Time, March 19, 2009.

Via Internet

The live and replay versions of the conference call will be available at www.primedia.com (you will not be able to ask questions via Internet).

About PRIMEDIA Inc.

PRIMEDIA Inc. enables millions of consumers nationwide to find a place to live through its innovative print, Internet and mobile solutions. From publishing its flagship advertising-supported Apartment Guide since 1975 to launching industry-leading online real estate destinations such as ApartmentGuide.com, Rentals.com and NewHomeGuide.com, PRIMEDIA continues to simplify the consumer home search and drive leads that result in occupancy for property managers, landlords and real estate professionals. For more information, visit www.primedia.com.

All names are trademarks and/or registered trademarks of PRIMEDIA Inc. © PRIMEDIA Inc. 2009. All rights reserved.